UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2008

PROGRESSIVE GAMING INTERNATIONAL

CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events.
SIGNATURES

Item 8.01    Other Events

As previously announced in 2002, the Company’s Board of Directors has authorized the Company to purchase up to $2.0 million worth of the Company’s common stock (the “Authorization”). Prior to July 8, 2008, the Company had purchased a total of 175,800 shares of its common stock at an average price of approximately $2.75 per share under the Authorization, for aggregate total consideration to date of approximately $484,210. In view of the recent market performance of its common stock, the Company may resume purchases under the Authorization, in an aggregate amount up to the $1,515,790 remaining under the Authorization. Purchases maybe made from time to time, as and when permissible under applicable securities law, in the open market at prevailing market prices, through 10b-5-1 programs or in privately negotiated transactions. The timing and actual number of shares to be purchased will depend on market conditions and other factors. Purchases may be discontinued at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

Date: July 8, 2008	By:	/s/ Heather A. Rollo
Heather A. Rollo Executive Vice President, Chief Financial Officer and Treasurer